Baird 2024 Global Industrial Conference November 12, 2024 Pat Hallinan | EVP & CFO Exhibit 99.1

Cautionary Statement This presentation and our related discussions contain “forward-looking statements”. All such statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any goals, projections or guidance of earnings, income, revenue, margins, cost of sales, sales and sales growth or other financial items; any statements of the plans, strategies and objectives of management for future operations including expectations around our ongoing transformation; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of beliefs, plans, intentions or expectations; any statements and assumptions regarding possible tariff and tariff impact projections and related mitigation plans; and any statements of assumptions underlying any of the foregoing. You are cautioned not to rely on these forward-looking statements, which are based on current expectations and assumptions of future events. Each of the forward-looking statements involves risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that might cause actual results, performance and achievements to differ materially from estimates or projections contained in its forward-looking statements include, but are not limited to: changes in macroeconomic conditions, including interest rates; changes in trade-related regulations and restrictions such as import and export controls and tariffs, and our ability to predict the timing and extent of such regulations, restrictions and tariffs; our ability to successfully mitigate or respond to and such macroeconomic or trade and tariff changes including, obtaining price increases from customers, repositions of supply chain, reprioritizing resources and successful government engagement efforts; and those factors set forth in our Annual Report on Form 10-K,Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. We undertake no obligation or intention to update or revise any forward-looking statements, whether because of future events or circumstances, new information or otherwise, except as required by law. Additionally, we may also reference non-GAAP financial measures during this presentation or as a part of related discussions. For definitions, reconciliations to the related GAAP financial measure and additional information, as applicable, please refer to our most resent earnings release and related materials which are available on our website under the “Investors” heading.

Plan To Mitigate Higher Costs From Tariffs

Possible 2025 Impact, Assuming Increase In Current China Tariffs[1] To 60%, Is ~$200 Million Annualized …

Approximately $6B Adjusted Cost of Sales[2]


~45-50%
U.S.
~20-25%
China
~25-30%
Rest
Of World

Approximate Split Based On 2023 COS & Manufacturing Location

- **Proactive Government Affairs Engagement**
- **Pricing Actions A Critical Lever** | Pursue Pricing With Customers To the Extent Tariffs Are Implemented
- **Reposition Supply Chain:** De-Emphasize China's Service Of US Market | Alter Supply Chain Based On Current Regulations | Currently Estimate Approximately 12-24 Month Process To Mitigate
- **Reprioritize Existing Resources To Tariff Mitigation**

…Goal: Offset Through Mix Of Price & Supply Moves While Protecting Growth Investments

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[1] Section 301 List 1-3 & 4a

[2] 2024 Estimate

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